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                                                                    EXHIBIT 99.1

                                 BOARDWALK BANK
                                 201 SHORE ROAD
                            LINWOOD, NEW JERSEY 08221

                         ANNUAL MEETING OF SHAREHOLDERS
                             HELD ON April 27, 2006

                                 REVOCABLE PROXY

The undersigned hereby appoints Wayne S. Hardenbrook, Guy A. Deninger and Joan
B. Ditmars, or any one of them acting in the absence of the other, as proxy holders, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of common stock of Boardwalk Bank, a New Jersey state bank (the "Bank"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on Thursday, April 27, 2006 on the following proposals as indicated hereon or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING MATTERS AND PROPOSALS, ETC

1. Approval of the Plan of Acquisition whereby the Bank will be reorganized into the holding company form of organization and will become a wholly-owned subsidiary of a newly-formed holding company called Boardwalk Bancorp, Inc. (the "Reorganization").

                                           |_| For                   |_| Against                   |_| Abstain

2. Election of Directors:                  |_| FOR                   |_| WITHHOLD                   |_| FOR ALL EXCEPT


Mark A. Benevento; Joseph M. Brennan; Rudolph M. Chiorazzo; Arthur R. Coslop; Michel D. Devlin; Agostino R. Fabietti, CPA; James L. Fraser; Arthur J. Galletta; Thomas L. Glenn, III; Roy Goldberg; Carol Nugent Harris; Patricia C. Koelling RN BSN, Thomas S. Rittenhouse; Thomas K. Ritter, CPA (Ret.)

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
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3. Approval of the Boardwalk Bancorp, Inc. 2006 Employee Stock Purchase Plan.

                                           |_| For                  |_| Against                   |_| Abstain

4. Approval of the Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan.

                                           |_| For                  |_| Against                   |_| Abstain

5. Proposal to ratify the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2006.

                                           |_| For                  |_| Against                   |_| Abstain

6. Proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Reorganization.

                                           |_| For                  |_| Against                   |_| Abstain

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR THE OTHER PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Signature:____________________________    Printed Name:________________________
Date:_________________________________    Signature:___________________________
Printed Name:_________________________    Date:_________________________________


If these shares are hold jointly, both or all such persons must sign this ballot. Corporate or partnership ballots should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacities.

                PLEASE SEE REVERSE FOR PROXY VOTING INSTRUCTIONS

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                             YOUR VOTE IS IMPORTANT
                        VOTE TODAY IN ONE OF THREE WAYS:

1. VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

       Call toll-free in the U.S. or Canada at
       1-866-626-4508 on a touch-tone telephone

OR

2.     VOTE BY INTERNET:
       Log-on to WWW.VOTESTOCK.COM
       Enter your control number printed below
       Vote your proxy by checking the appropriate boxes
       Click on "Accept Vote

OR

3. VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.



                             YOUR CONTROL NUMBER IS:
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      You may vote by telephone or Internet 24 hours a day, 7 days a week.
   Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you
                  marked, signed and returned your proxy card.
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